UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

July 9, 2007
Date of Report (Date of earliest event reported)

Millennium Cell Inc.
(Exact name of Registrant as specified in its charter)

Delaware	000-31083	22-3726792
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1 Industrial Way West
Eatontown, New Jersey 07724
(Address of principal executive offices)

(732) 542-4000
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On July 5, 2007, Millennium Cell Inc. (the “Company”) issued 322,581 shares of its common stock to four holders of the Company’s Series C2 Convertible Preferred Stock upon the Company’s conversion of 200 shares of such stock.

On July 9, 2007, the Company issued an aggregate of 1,051,508 shares of its common stock to three holders of the Company’s Series C2 Convertible Preferred Stock upon such holders’ conversion of 400 shares of such stock.

On July 10, 2007, the Company issued an aggregate of 184,224 shares of its common stock to a holder of the Company’s Convertible Debentures Due February 16, 2009 upon such holder’s conversion of $110,000 principal amount of such debentures.

On July 11, 2007, the Company issued an aggregate of 516,115 shares of its common stock to three holders of the Company’s Series C2 Convertible Preferred Stock upon the Company’s conversion of 88 shares of such stock, and one holder’s conversion of 250 shares of such stock.

On July 12, 2007, the Company issued an aggregate of 153,846 shares of its common stock to one holder of the Company’s Series C2 Convertible Preferred Stock upon the Company’s conversion of 100 shares of such stock.

The shares issued upon the conversions described above were issued to existing security holders and no commission or other remuneration was paid or given directly or indirectly for soliciting such conversions. Accordingly, the issuance of such shares of common stock was made pursuant to an exemption from registration contained in Section 3(a)(9) of the Securities Act of 1933, as amended.

Item 7.01      Regulation FD Disclosure

On July 12, 2007, the Company participated in the C.E. Unterberg, Tobin Emerging Growth Opportunities Conference in New York. A broadcast of the presentation will be available on the Company’s Web site at www.millenniumcell.com for 90 days. A copy of the Company's investor presentation materials for such meetings have also been posted on the Registrant’s Web site at www.millenniumcell.com., and appears in Exhibit 99.1 and is furnished and not filed pursuant to Regulation FD.

Item 9.01 Financial Statements and Exhibits

(d)    Exhibits

      99.1  Investor presentation of Millennium Cell Inc.

The information contained in Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth in any such filings.

Cautionary Note Regarding Forward-looking Statements:

This Current Report on Form 8-K may include statements that are not historical facts and are considered “forward-looking” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect Millennium Cell’s current views about future events and financial performance and are subject to risks. Forward-looking statements are identified by their use of terms and phrases such as “believe,” “expect,” “plan,” “anticipate,” “on target” and similar expressions identifying forward-looking statements. Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties and other factors, many of which are outside of our control, that could cause actual results to differ materially from Millennium Cell’s expectations, and Millennium Cell expressly does not undertake any duty to update forward-looking statements. These factors include, but are not limited to, the following: (i) the cost and timing of development and market acceptance of Millennium Cell’s hydrogen fuel storage and delivery system; (ii) the cost and commercial availability of the quantities of raw materials required by the hydrogen fuel storage and delivery systems; (iii) competition from current, improving and alternative power technologies; (iv) Millennium Cell’s ability to raise capital at the times, in the amounts and at the costs and terms that are acceptable to fund the development and commercialization of its hydrogen fuel storage and delivery system and its business plan; (v) Millennium Cell’s ability to protect its intellectual property; (vi) Millennium Cell’s ability to achieve budgeted revenue and expense amounts; (vii) Millennium Cell’s ability to generate revenues from the sale or license of, or provision of services related to, its technology; (viii) Millennium Cell’s ability to form strategic alliances or partnerships to help promote our technology and achieve market acceptance; (ix) Millennium Cell’s ability to generate design, engineering or management services revenue opportunities in the hydrogen generation or fuel cell markets; (x) Millennium Cell’s ability to secure government funding of its research and development and technology demonstration projects; and (xi) other factors discussed under the caption “Risk Factors” in Millennium Cell’s Annual Report on Form 10-K for the year ended December 31, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Millennium Cell Inc. By: /s/ John D. Giolli Name: John D. Giolli, CPA Title: Chief Financial Officer

Date: July 13, 2007

Exhibit Index

    99.1  Investor presentation of Millennium Cell Inc.